As filed with the Securities and Exchange Commission on May 4, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spirit of Texas Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	6022	90-0499552
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Dean O. Bass

Chairman and Chief Executive Officer

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Alex Frutos Michael F. Meskill James L. Pledger Jackson Walker L.L.P 100 Congress, Suite 1100 Austin, Texas 78701 (512) 236-2000 (512) 236-2002 (facsimile)	William S. Anderson Jason M. Jean Joshua T. McNulty Bracewell LLP 711 Louisiana, Suite 2300 Houston, Texas 77002 (713) 223-2300 (713) 437-5370 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-224172

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	109,250	$21.00	$2,294,250	$286

(1)	Includes 14,250 shares of common stock that the underwriters have the option to purchase from the registrant in this offering. The shares being registered under this registration statement are in addition to the 2,190,750 shares registered pursuant to the registrant’s Registration Statement on Form S-1 (Registration No. 333-224172).
(2)	Based on public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Spirit of Texas Bancshares, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-224172), originally filed with the Commission on April 6, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on May 3, 2018. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 109,250 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Jackson Walker L.L.P.

23.1	Consent of BDO USA, LLP

23.2	Consent of Jackson Walker L.L.P. (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-224172))

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Conroe, Texas, on May 4, 2018.

Spirit of Texas Bancshares, Inc.

By:	/s/ Dean O. Bass
Name:	Dean O. Bass
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Dean O. Bass Dean O. Bass	Chairman and Chief Executive Officer (Principal Executive Officer)	May 4, 2018

/s/ David M. McGuire David M. McGuire	President and Director	May 4, 2018

/s/ Jeffrey A. Powell Jeffrey A. Powell	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 4, 2018

* Robert S. Beall	Director	May 4, 2018

* Thomas Jones, Jr.	Director	May 4, 2018

* Steven M. Morris	Director	May 4, 2018

* Leo T. Metcalf, III	Director	May 4, 2018

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Signature	Title	Date

* Akash J. Patel	Director	May 4, 2018

* H. D. Patel	Director	May 4, 2018

* Thomas C. Sooy	Director	May 4, 2018

*By:	/s/ Dean O. Bass
Dean O. Bass
Attorney-in-Fact

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